Exhibit 99.1

July 1, 2020

TransEnterix Announces Pricing of $13.0 Million Underwritten Public Offering of Common Stock

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)-- TransEnterix, Inc. (NYSE American: TRXC), a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery, today announced that it has priced its previously announced underwritten offering of common stock, comprised of 37,267,080 shares of common stock at a public offering price of $0.35 per share, resulting in gross proceeds of approximately $13.0 million, before deducting underwriter discounts and commissions and expenses payable by the Company.

The offering is expected to close on or about July 6, 2020, subject to the satisfaction of customary closing conditions. The Company has also granted to the underwriter a 45-day option to purchase up to an additional 5,590,062 shares of common stock, at the public offering price per share, less underwriter discounts and commissions. All of the shares in the offering are being sold by the Company. The Company currently intends to use the net proceeds of this offering for general corporate purposes, including working capital.

Ladenburg Thalmann & Co. Inc. is acting as sole book-running manager in connection with the offering.

A shelf registration statement relating to the shares of Common Stock being sold in this offering was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 31, 2020 and was declared effective on February 10, 2020. The offering is being made by means of a preliminary prospectus supplement and accompanying prospectus filed with the SEC. A final prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. When available, copies of the final prospectus supplement can be obtained at the SEC's website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 277 Park Avenue, 26th Floor, New York, New York 10172 or by email at prospectus@ladenburg.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About TransEnterix

At TransEnterix, Inc., we are digitizing the interface between the surgeon and the patient to improve minimally invasive surgery (MIS) through a new category of care called Digital Laparoscopy. Digitizing the interface enables the use of advanced capabilities like augmented intelligence, connectivity and robotics in laparoscopy, and allows us to address the current clinical, cognitive and economic shortcomings in surgery. The Senhance® Surgical System brings the benefits of Digital Laparoscopy to patients around the world while staying true to the principles of value-based healthcare. Learn more about Digital Laparoscopy with the Senhance Surgical System here: https://Senhance.com/. Now available for sale in the US, the EU, Japan, and select other countries. For a complete list of indications for use, please visit https://www.transenterix.com/indications-for-use/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the proposed public offering of our securities and the intended use of proceeds. These statements involve significant risks and uncertainties, including those discussed in the preliminary prospectus supplement related to the offering and in our annual report on Form 10-K for the fiscal year ended December 31, 2019 and our other filings with the SEC. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. There can be no assurance that TransEnterix will be able to close the offering or that the underwriter will exercise the over-allotment option. We are providing this information as of July 1, 2020. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

Investor Contact:

Mark Klausner, +1 443-213-0501

invest@transenterix.com

or

Media Contact:

Terri Clevenger, +1 203-682-8297

terri.clevenger@icrinc.com